Exhibit 99.1

TubeMogul Reports Record Financial Results for Second Quarter 2015 and Raises Full Year 2015 Guidance

Total Spend, Revenue and Gross Profit All Exceed 50% Year-Over-Year Growth in the Second Quarter

EMERYVILLE, California – August 10, 2015 – TubeMogul, Inc. (NASDAQ: TUBE), a leading enterprise software company for brand advertising, today reported financial results for its second quarter ended June 30, 2015.

Second Quarter 2015 Financial Highlights:

•	Total Spend[1] was $105.0 million, an increase of 72% compared to $61.1 million in the second quarter of 2014.
•	Revenue was $45.4 million, an increase of 58% compared to $28.7 million in the second quarter of 2014.
•	Gross profit was $30.1 million, an increase of 54% compared to $19.6 million in the second quarter of 2014.
•	Operating loss was $(1.5) million, compared to operating income of $1.7 million in the second quarter of 2014.
•	Net loss was $(1.3) million, compared to net income of $2.1 million in the second quarter of 2014.
•	Adjusted EBITDA[2] was $1.8 million, compared to Adjusted EBITDA of $2.4 million in the second quarter of 2014.

1 Total Spend is a non-GAAP financial measure. Please see the discussion below under the heading “Use of Non-GAAP Measures” and the reconciliation at the end of this release.

2 Adjusted EBITDA income (loss) is a non-GAAP financial measure. Please see the discussion below under the heading “Use of Non-GAAP Measures” and the reconciliation at the end of this release.

“Our strong Q2 results were driven by our unwavering focus on brand advertisers and the tools they need to transform their media planning, buying and measurement,” said Brett Wilson, CEO of TubeMogul. “Revenue from our expansion into Programmatic TV contributed to our outperformance in Q2 and we are excited to begin offering brand advertisers cross-screen planning and buying, with TV as the centerpiece of this effort.”

Second Quarter Business Highlights include:

•	Notable client announcements include:
o

MyWebGrocer, the digital agency of record for Safeway and Albertsons, announced that they are consolidating their video advertising onto TubeMogul’s platform and will use a custom data integration to link digital ads to offline sales.

o

Corby Spirit and Wine Limited, a leading Canadian marketer majority-owned by Pernod Ricard, named TubeMogul its partner for video advertising and announced the partnership will extend to other Pernod Ricard markets, including Brazil, the U.K. and France.

o

New client Nickelodeon was the first to beta test a newly implemented attribution solution partnership struck with SambaTV. Through the test, Nickelodeon was able to verify that nearly one-third of viewers that saw commercials advertising the upcoming Kids’ Choice Awards on digital devices actually tuned in to the event.

o

Our investment in client training continues – over 250 marketers have been certified, including professionals from Lenovo EMEA and Ubisoft Entertainment, Inc – Ubisoft Canada. In post-training surveys, over 98% of attendees reported that they “would recommend this program to others in the industry.”

o

Lenovo, in partnership with TubeMogul, won “Most Effective Programmatic Media Partnership” at The Drum’s Digital Trading Awards. The honor was awarded for our work on Lenovo’s “Spread the Holiday Cheer” campaign.

•	Growth in media channels beyond desktop pre-roll: Spend in mobile, Programmatic TV and display represented over 20% of global Q2 Total Spend.
•

Partnership with placemedia for Programmatic TV: TubeMogul and placemedia, the fully automated supply side platform for linear TV, are creating a fully automated integration between TubeMogul’s demand-side platform and placemedia’s supply-side platform. The partnership leverages both companies’ platforms to deliver automation, scale and targeted audiences across multiple screens, reaching more than 96 million television households nationwide.

•

Pricing of successful follow-on offering:  Raised $52.2 million in cash, net of underwriters’ discounts and commissions, and before deducting transaction costs, to further strengthen our balance sheet and support our growth. In July 2015, in connection with the underwriters’ partial exercise of the over-allotment option from the follow-on offering, raised an additional $7.0 million in cash, net of underwriters’ discounts and commissions, and before deducting transaction costs.

•

Launched Brand-Centric Display offering: Brand advertisers can now increase their reach by supplementing video campaigns with high-impact display executions. Over 40 brands and agencies have already utilized our display offering within their campaigns, including 3M, Clorox Canada, Corby Spirit and Wine Limited, hello products, Klick Inc., Skyscanner and Quiznos.

Forward Outlook:

The Company is issuing Q3 guidance and raising 2015 guidance as follows:

Third Quarter 2015

• Total Spend in the range of $94 million to $96 million

• Revenue in the range of $39 million to $41 million

• Gross profit in the range of $26 million to $28 million

• Adjusted EBITDA loss in the range of $(5) million to $(3) million

Full Year 2015

• Total Spend in the range of $395 million to $401 million

• Revenue in the range of $164 million to $170 million

• Gross profit in the range of $111 million to $117 million

• Adjusted EBITDA loss in the range of $(9) million to $(3) million

Conference Call and Webcast Information

TubeMogul management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company’s financial results. To listen to the live conference call, please dial (719) 325-2495 or toll free (888) 417-8533, access code 2221731, approximately 15 minutes prior to the start of the call. A live and archived webcast of the conference call will be accessible on the “Events & Presentations” section of the Company’s website at http://investor.tubemogul.com.  A telephonic replay of the conference call will be available two hours after the call, will run until August 20, 2015, and may be accessed by dialing (719) 457-0820 or (888) 203-1112 and entering the passcode 2221731.

TubeMogul has used, and intends to continue to use, its Investor Relations website (http://investor.tubemogul.com), as well as certain blogs http://www.tubemogul.com/company/media-center/blog/ and Twitter accounts @tubemogul and @bjwilson34, as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About TubeMogul

TubeMogul (NASDAQ: TUBE) is an enterprise software company for brand advertising. By reducing complexity, improving transparency and leveraging real-time data, our platform enables advertisers to gain greater control of their global advertising spend and achieve their brand advertising objectives. TubeMogul was incorporated in 2007 and is based in Emeryville, California with operations in Kyiv, London, Mexico City, New York, Paris, Sao Paulo, Shanghai, Singapore, Sydney, Tokyo, Toronto and offices across the United States.

TubeMogul and the TubeMogul logo are trademarks or registered trademarks of TubeMogul, Inc. in the United States and other countries.

Forward-Looking Statements

This press release includes “forward-looking statements” regarding future events and our future financial performance, including, without limitation, statements regarding our business strategy, growth and market opportunity, our expansion into Programmatic TV and the ability to continue to drive increasing spend across our software from the largest brand advertisers, and forecasted financial results and operating metrics including Total Spend, revenue, gross profit and Adjusted EBITDA.

These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the results anticipated by such statements, including, but not limited to our limited operating history, particularly as a new public company; risks associated with our growth; risks related to our future financial performance; our ability to maintain our rate of revenue growth; our ability to convince our clients to maintain or increase their advertising spend through our platform; the expansion of the market for software-based advertising solutions for brands, including Programmatic TV, our ability to adapt to changing market conditions; the effects of increased competition in our markets and our ability to compete effectively; our potential dependence on a limited number of customers for a large portion of our revenue; our ability to develop and introduce enhancements and new features and functionality of our platform that achieve market acceptance; fluctuations in our operating results; and general market, political, economic and business conditions. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are described under “Risk Factors” in our prospectus filed with the Securities and Exchange Commission on June 11, 2015 and in subsequent Securities and Exchange Commission filings. These forward-looking statements are made as of the date of this press release, and we expressly disclaim any obligation or undertaking to update the forward-looking statements contained herein to reflect events that occur or circumstances that exist after the date on which the statements were made.

TUBEMOGUL, INC.
Preliminary Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2015	2014	2015
Revenue:
Platform Direct	$11,567	$17,826	$20,815	$32,130
Platform Services	17,148	27,614	29,926	43,626
Total revenue	28,715	45,440	50,741	75,756
Cost of revenue	9,108	15,306	15,323	23,609
Gross profit	19,607	30,134	35,418	52,147
Operating expenses:
Research and development	4,940	9,503	8,748	18,272
Sales and marketing	8,285	13,497	16,214	24,609
General and administrative	4,704	8,615	9,142	16,442
Total operating expenses	17,929	31,615	34,104	59,323
Income (loss) from operations	1,678	(1,481)	1,314	(7,176)
Other income (expense), net:
Interest expense, net	(79)	(23)	(120)	(51)
Change in fair value of convertible preferred stock warrant liability	449	—	168	—
Foreign exchange gain (loss)	128	266	92	(1,041)
Other income (expense), net	498	243	140	(1,092)
Net income (loss) before income taxes	2,176	(1,238)	1,454	(8,268)
Provision for income taxes	(92)	(95)	(137)	(209)
Net income (loss)	$2,084	$(1,333)	$1,317	$(8,477)
Net income (loss) attributable to common stockholders, basic and diluted	$369	$(1,333)	$—	$(8,477)
Net income (loss) attributable to common stockholders:
Basic	$0.05	$(0.04)	$—	$(0.28)
Diluted	$0.01	$(0.04)	$—	$(0.28)
Weighted-average shares used to compute earnings per share attributable to common stockholders:
Basic	6,939,232	31,000,371	6,867,271	30,515,989
Diluted	25,766,430	31,000,371	25,683,673	30,515,989

TUBEMOGUL, INC.
Preliminary Consolidated Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	December 31,	June 30,
	2014	2015
Assets
Current assets:
Cash and cash equivalents	$46,592	$81,220
Accounts receivable, net	88,457	118,886
Prepaid expenses and other current assets	2,322	2,852
Total current assets	137,371	202,958
Property, equipment and software, net	3,902	5,098
Deferred tax assets	287	287
Restricted cash	742	742
Other assets	405	442
Total assets	$142,707	$209,527
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$19,087	$41,220
Accrued liabilities	50,438	45,954
Note payable, net of discount	1,362	627
Deferred revenue	302	574
Deferred tax liabilities	276	235
Other liabilities	—	234
Total current liabilities	71,465	88,844
Deferred rent	601	844
Total liabilities	72,066	89,688
Stockholders’ equity:
Preferred stock; $0.001 par value; 10,000,000 shares authorized as of December 31, 2014 and June 30, 2015; 0 shares outstanding as of December 31, 2014 and June 30, 2015	—	—
Common stock; $0.001 par value; 200,000,000 shares authorized as of December 31, 2014 and June 30, 2015; 29,837,892 and 34,106,603 shares issued and outstanding as of December 31, 2014 and June 30, 2015, respectively	30	34
Additional paid-in capital	94,013	151,841
Accumulated deficit	(23,285)	(31,762)
Accumulated other comprehensive loss	(117)	(274)
Total stockholders’ equity	70,641	119,839
Total liabilities and stockholders’ equity	$142,707	$209,527

TUBEMOGUL, INC.
Preliminary Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Six Months Ended
	June 30,
	2014	2015
Cash flows from operating activities:
Net income (loss)	$1,317	$(8,477)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	308	872
Gain on change in value of convertible preferred stock warrant liability	(168)	—
Provision for doubtful accounts	517	593
Provision for credit memos	1,060	1,302
Stock-based compensation expense	1,048	5,379
Unrealized loss from forward contract derivatives	—	234
Changes in operating assets and liabilities:
Accounts receivable	(19,800)	(32,324)
Prepaid expenses and other current assets	198	(530)
Other assets	(8)	(37)
Accounts payable	20,663	21,417
Accrued liabilities	(7,483)	(4,484)
Deferred rent	278	243
Deferred revenue	501	272
Deferred offering costs	(2,012)	—
Deferred tax liabilities	—	(41)
Net cash used in operating activities	(3,581)	(15,581)
Cash flows from investing activities:
Increase in restricted cash	(408)	—
Purchases of property, equipment and software	(1,883)	(1,971)
Net cash used in investing activities	(2,291)	(1,971)
Cash flows from financing activities:
Proceeds from public offering of common stock , net of underwriting discounts, commission and offering costs	—	51,975
Repayments on notes payable	(700)	(735)
Proceeds from line of credit	11,800	—
Proceeds from issuance of convertible note	27	—
Proceeds from issuances of common stock under ESPP	—	721
Proceeds from options exercised	250	376
Net cash provided by financing activities	11,377	52,337
Effect of exchange rate changes on cash and cash equivalents	(130)	(157)
Net increase in cash and cash equivalents	5,375	34,628
Cash and cash equivalents, beginning of period	19,475	46,592
Cash and cash equivalents, end of period	$24,850	$81,220
Supplemental disclosures:
Property and equipment purchased and unpaid at period end	$—	$97
Deferred offering costs recorded in accounts payable and accrued liabilities	629	619
Cash paid for interest	122	67

TUBEMOGUL, INC.
Preliminary Key Operating and Financial Performance Metrics
(in thousands, except percentages and clients)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2015	2014	2015
Key Metrics
Platform Direct Spend	$43,952	$77,404	$79,222	$132,669
Platform Services Spend	17,148	27,614	29,926	43,626
Total Spend	$61,100	$105,018	$109,148	$176,295
Platform Direct revenue	$11,567	$17,826	$20,815	$32,130
Platform Services revenue	17,148	27,614	29,926	43,626
Total revenue	$28,715	$45,440	$50,741	$75,756
Gross profit	$19,607	$30,134	$35,418	$52,147
Gross margin	68%	66%	70%	69%
Adjusted EBITDA	$2,419	$1,836	$2,561	$(1,140)
Number of Platform Direct Clients	283	386	283	386

Use of Non-GAAP Measures

This press release includes information relating to Total Spend, Platform Direct Spend, and Adjusted EBITDA, which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures are not measurements of financial performance under GAAP, and should not be considered as alternatives to GAAP measures or as indications of operating performance or any other measure of performance derived in accordance with GAAP.  We do not consider these non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial measures. These non-GAAP financial measures have been included in this press release because they are measures used by our management and board of directors to understand our business, make operating decisions and understanding and evaluating our operating results.

For purposes of calculating Total Spend and Platform Direct Spend, we define spend as the aggregate gross dollar volume that our customers spend through our platform, which includes cost of media purchases and our fees. Platform Direct Spend does not represent revenue earned by us and is a non-GAAP financial measure defined by us as the spend through our Platform Direct offering. Platform Services Spend equals our Platform Services revenue. Total Spend does not represent revenue earned by us and is a non-GAAP financial measure defined by us as the sum of Platform Direct Spend and Platform Services Spend. We believe Platform Direct Spend and Total Spend are meaningful measures of our operating performance because our ability to generate increases in Total Spend is strongly correlated to our ability to generate increases in Platform Direct revenue and revenue, respectively. Platform Direct Spend and Total Spend are used by our management and board of directors to understand our business and make operating decisions. A limitation of each of Total Spend and Platform Direct Spend is that each is a measure that we have defined for internal purposes that may be unique to us, and therefore may not enhance the comparability of our results to other companies in our industry that have similar business arrangements but present the impact of media costs differently. Because of these limitations you should consider Platform Direct Spend and Total Spend along with the corresponding GAAP-based measures.

Adjusted EBITDA is a non-GAAP financial measure defined by us as net income (loss) before interest expense, net, provision for income tax, depreciation and amortization expense excluding amortization of internal use software development costs, stock-based compensation expense, foreign exchange gains and losses, both realized and unrealized, loss on extinguishment of convertible notes, and change in fair value of convertible preferred stock warrant liability. We have presented Adjusted EBITDA in this press release because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:

•

although depreciation and amortization expense (excluding amortization of internal use software development costs) are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•

Adjusted EBITDA does not reflect:

(1) changes in, or cash requirements for, our working capital needs;

(2) the potentially dilutive impact of stock-based compensation;

(3) impact of foreign exchange gains and losses, both realized and unrealized;

(4) loss of extinguishment of convertible notes;

(5) change in fair value of convertible preferred stock warrant liability; or

(6) tax payments that may represent a reduction in cash available to us; and

• other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.

Because of these and other limitations, you should consider Adjusted EBITDA along with other GAAP-based financial performance measures, including various cash flow metrics, loss, and our GAAP financial results.

For a reconciliation of non-GAAP financial measures to the nearest comparable GAAP financial measures for each of the periods indicated, see “Reconciliation of Preliminary Total Spend and Platform Direct Spend,” and “Reconciliation of Preliminary Adjusted EBITDA” included in this press release.

TUBEMOGUL, INC.
Reconciliation of Preliminary Total Spend and Platform Direct Spend
(in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2015	2014	2015
Platform Direct Revenue	$11,567	$17,826	$20,815	$32,130
Plus: Non-GAAP Platform Direct Media Cost	32,385	59,578	58,407	100,539
Platform Direct Spend	$43,952	$77,404	$79,222	$132,669
Platform Services Spend	$17,148	$27,614	$29,926	$43,626
Total Spend	$61,100	$105,018	$109,148	$176,295

TUBEMOGUL, INC.
Reconciliation of Preliminary Adjusted EBITDA
(in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2015	2014	2015
Net income (loss)	$2,084	$(1,333)	$1,317	$(8,477)
Interest expense, net	79	23	120	51
Provision for income taxes	92	95	137	209
Depreciation and amortization expense, excluding amortization of internal use software development costs	109	339	199	657
Stock-based compensation expense	632	2,978	1,048	5,379
Foreign exchange (gain) loss	(128)	(266)	(92)	1,041
Change in fair value of convertible preferred stock warrant liability	(449)	—	(168)	—
Adjusted EBITDA	$2,419	$1,836	$2,561	$(1,140)

Investor Relations Contact:

Alex Wellins, The Blueshirt Group

(415) 217-5861

investor@tubemogul.com